T. ALAN OWEN & ASSOCIATES, P.C.
                                Attorneys at Law
                              One Arlington Centre
                             1112 East Copeland Road
                                    Suite 420
                             Arlington, Texas 76011
TELEPHONE                                                         TELEFAX
(817) 460-4498                                                    (817) 795-0154
(817) 461-6079 -- Metro

                                  June 20, 2002


Mr. Mark Wells
Mentor Promotions, Inc.
5114 Dowell Circle
Rockwall, Texas 75032

         RE:      Mentor Promotions, Inc.
                  Form SB-1

Dear Mr. Wells:

         This letter shall serve to evidence my consent to being named in the Prospectus for the referenced Corporation's captioned registration statement as the attorney for the Corporation in connection with the offering described therein and to the inclusion of my opinion with regard to the Corporation and its capital stock as an exhibit to the registration statement.

         Please advise me if I may be of any further service in this respect.

                                                     Sincerely yours,


                                                     /s/  T. Alan Owen
                                                     -----------------
                                                          T. Alan Owen

TAO/jac

Mentor Promotions-Consent Ltr